UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2021

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

234 Industrial Way West, Suite A202
Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	732-889-4300

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each change on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 3, 2021, Investview, Inc., completed its acquisition of the assets of MPower Trading Systems LLC (“MPower”), the developer and owner of Prodigio, a proprietary software-based trading platform with applications within the brokerage industry. Pursuant to the Amended and Restated Securities Purchase Agreement, Investview acquired the MPower assets for the issuance of non-voting membership interests in a wholly-owned subsidiary of Investview that are in the future redeemable for 565,000,000 Investview common shares on a one-for-one basis. The redeemable interests are being held under and subject to a lock-up agreement. Investview has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares issuable upon redemption of the membership interests.

The assets acquired from MPower were developed since inception at a cumulative cost in excess of $10 million, and include the source code and object code of the operational commercial ready front-end and middle office proprietary Prodigio SMART (Signal Management Automated Real-time Robotic Trading system) Trading Platform Software, all know-how and other intellectual property necessary, useful and/or used in the software, an office lease with fixtures, furniture and equipment, an agreement with a data center, and all other assets of MPower, including all contracts, permits and other rights. Investview has assumed all ordinary-course operating liabilities related to the acquired assets.

James Bell and David Rothrock, managers and principal equity holders of MPower, are also members of the Board of Directors of Investview. Following full disclosure of their interest, the transaction was approved by the full Investview Board of Directors, including unanimous support by its independent directors. The purchase price for the MPower assets was determined through negotiations with the Investview directors without a conflicting interest in the transaction. In the transaction, DBR Capital, LLC, an affiliate of David Rothrock, also retained a royalty-free right to use certain of the acquired assets for certain limited non-competitive purposes.

Although the transaction is not expected to be immediately accretive to Investview’s results, it is expected to become a fundamental part of an overall strategy to expand the scope of Investview’s business to enable it to develop and operate a U.S. and non-U.S. brokerage and financial technologies services firm intended to deliver professional trading services catering primarily to a diverse base of self-directed (DIY) and active online brokerage investors, professional fund managers, buy-side professionals, registered investment advisors and other broker-dealers.

The proposed acquisition of the assets of SSA Technologies LLC, including a FINRA-registered broker-dealer, that was announced at the same time as the MPower acquisition has not yet been completed. That acquisition will only be completed if and when the continuing membership application submitted to FINRA has been approved.

Investview has concluded that presentation of audited financial statements of the MPower assets is not required by Regulation S-X.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the agreements that are filed as Exhibits 10.91 through 10.93 to this Report and incorporated herein by reference.

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ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See Item 2.01 above.

The redeemable membership interests being issued to MPower are restricted securities issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as will be the shares of Investview’s common stock issued upon their redemption. The redeemable membership interests are being held under and subject to a lock-up agreement. In the transaction, MPower acknowledged that the securities have been acquired and are being held for investment purposes; however, they may be distributed to their equity holders in a membership distribution. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.87	Lock-Up Agreement	Incorporated by reference to the Annual Report on Form 10-K filed June 29, 2021

10.91	Amended and Restated Securities Purchase Agreement between and among Investview MTS, LLC, Investview Financial Group Holdings, LLC, Investview, Inc., and MPower Trading Systems LLC dated as of September 3, 2021.	This filing

10.92	Bill of Sale, Assignment and Assumption between Investview MTS, LLC, and MPower Trading Systems LLC dated as of September 3, 2021.	This filing

10.93	Registration Rights Agreement dated as of September 3, 2021.	This filing

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: September 10, 2021	By:	/s/ Annette Raynor
Annette Raynor
Chief Operations Officer

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